Exhibit 99.1
RingCentral Announces Second Quarter 2021 Results
RingCentral Office® ARR up 41% to $1.4 billion
Belmont, Calif. – August 3, 2021 – RingCentral, Inc. (NYSE: RNG), a leading provider of global enterprise cloud communications, video meetings, collaboration, and contact center solutions, today announced financial results for the second quarter ended June 30, 2021.
Second Quarter Financial Highlights

•Total revenue increased 36% year over year to $379 million.
•Subscriptions revenue increased 37% year over year to $351 million.
•Total Annualized Exit Monthly Recurring Subscriptions (ARR) increased 37% year over year to $1.5 billion.
•RingCentral Office® ARR (UCaaS + CCaaS) increased 41% year over year to $1.4 billion.
"Second quarter results were outstanding, as contributions from our upmarket momentum and key partners including Avaya, Atos, AT&T, BT, and Telus continued to increase," said Vlad Shmunis, RingCentral's founder, chairman and CEO. "As businesses embrace hybrid workforces, they require next generation mobile-first platforms that support team messaging, video meetings, and phone system capabilities. RingCentral, with its unparalleled track record of trust, innovation, and partnerships, and its differentiated MVP platform, now seamlessly integrated with an industry leading cloud contact center solution, is uniquely positioned to meet these communication and collaboration needs."
Financial Results for the Second Quarter 2021
•Revenue: Total revenue was $379 million for the second quarter of 2021, up from $278 million in the second quarter of 2020, representing 36% growth. Subscriptions revenue of $351 million increased 37% year over year and accounted for 93% of total revenue.
•Operating Income (Loss): GAAP operating loss was ($73) million, compared to an operating loss of ($29) million in the same period last year, primarily driven by higher share-based compensation and amortization of acquisition intangibles. Non-GAAP operating income was $39 million, compared to a non-GAAP operating income of $29 million in the same period last year.
•Net Income (Loss) Per Share: GAAP net loss per share was ($1.22), compared to net profit per diluted share of $0.01 in the same period last year. The loss was primarily driven by higher share-based compensation and mark-to-market losses associated with investments. Non-GAAP net income per diluted share was $0.32, compared to $0.24 per diluted share in the same period last year. The second quarters of 2021 and 2020 reflected a 22.5% non-GAAP tax rate. There were no material cash taxes given our net operating loss carryforwards.
•Cash and Cash Equivalents: Total cash and cash equivalents at the end of the second quarter of 2021 was $325 million. This compares to $463 million at the end of the first quarter of 2021. Our cash balance reflects $160 million cash paid for redemption of our 2023 convertible senior notes. With this payment, we have fully redeemed the 2023 convertible senior notes.
Additional Highlights
Partnerships
•Announced a strategic partnership with Verizon Business, and launched RingCentral with Verizon, a seamlessly integrated unified communications as a service solution for enterprise businesses. This partnership integrates Verizon's leading connectivity solutions and Verizon 5G's speed, reliability, low latency, and high bandwidth with RingCentral's leading Message Video Phone™ UCaaS solution.

•Announced with NICE a multi-year expansion and extension of the long-term agreement for RingCentral to market and sell RingCentral Contact Center™ worldwide. RingCentral and NICE are expanding their partnership to bring the combined benefits of their market leading solutions, along with all future innovation and new geographies.
•Together with Alcatel-Lucent Enterprise, announced the launch of Rainbow Office powered by RingCentral in the United Kingdom. Rainbow Office powered by RingCentral will combine the very latest in UCaaS technology from RingCentral, with market-leading networking, communication, and cloud solutions and services from Alcatel-Lucent Enterprise’s portfolio.
•Announced a partnership with Deutsche Telekom. As a first step, the partnership will offer Deutsche Telekom’s customers a co-branded version of RingCentral Video (RCV) as a lead stand-alone video solution, which delivers reliable, secure, open, video meetings and team messaging based on RingCentral’s leading Message Video Phone™ (MVP™) platform.
•Together with Avaya, announced a wide range of new capabilities for Avaya Cloud Office™ by RingCentral®, including many Avaya device-specific enhancements providing easy migration and additional video and global expansion features extending the ability for customers to connect across any device and work environment.
Platform
•Announced new enhancements to RingCentral Rooms™. The new capabilities include voice activated control enabling users to start and join meetings through a touchless experience and the ability to control the meeting from a mobile device. In addition, RingCentral Rooms will now be compatible with Logitech Rally devices and Windows devices and appliances, making RingCentral Rooms accessible to a wider audience.
•Announced that the company is taking steps to protect customers from the increasing problem of robocalls and spam calls. RingCentral leverages the company’s own Artificial Intelligence and participates in industry tracebacks, enabling the company to root out bad actors. RingCentral also contributes to industry groups active in the development and deployment of the STIR/SHAKEN framework to stop unwanted robocalls and SPAM.
•Announced that C&S Wholesale Grocers, Inc., an industry leader in supply chain solutions and wholesale grocery supply in the United States, is upgrading to the next generation of RingCentral MVP™ that includes RingCentral Video®. RingCentral Video is a replacement for the earlier generation RingCentral Meetings, and leverages next-generation technologies to enable a fast, unified, open and trusted video meetings experience.
Recognition
•Named Best Unified Communications Platform and Best UCaaS Provider in UC Today's UC Awards 2021. This is the third consecutive year RingCentral has been named Best Unified Communications Platform. RingCentral was also named top 2 for Best Collaboration Platform.
•Announced RingCentral has been highly ranked in 11 categories of the Comparably 2021 Leadership Awards, which highlight the best CEOs and companies. Of note, RingCentral was recognized in Best CEOs for Diversity, Best CEOs for Women, Best Leadership, and Best Workplaces in the Bay Area. RingCentral also ranked as the #1 engineering team and the #2 sales team.
•Announced that RingCentral Video® has been selected as the winner of the “Overall Video Conferencing Solution of the Year” award in the 2021 RemoteTech Breakthrough Awards. RemoteTech Breakthrough is a leading independent market intelligence organization that evaluates and recognizes standout technology companies and products empowering remote work and distributed teams globally. Their awards program this year attracted more than 1,600 nominations from over 15 countries worldwide.
•Announced that RingCentral ranked first in this year’s Omdia Unified Communications as a Service (UCaaS) Scorecard. The annual Omdia report evaluates the top North American UCaaS providers, based on market share, financial stability, market momentum, service development, and customer reviews. RingCentral topped the rankings for the fifth consecutive year.

Financial Outlook
Full Year 2021 Guidance:
•Raising total revenue range to $1.539 to $1.545 billion, representing annual growth of 30% to 31%. This is up from our prior range of $1.500 to $1.510 billion and annual growth of 27% to 28%.
•Raising subscriptions revenue range to $1.424 to $1.430 billion, representing annual growth of 31% to 32%. This is up from our prior range of $1.388 to $1.396 billion and annual growth of 28% to 29%.
•GAAP operating margin range of (19.2%) to (18.3%).
•Non-GAAP operating margin range of 10.0% to 10.1%.
•Non-GAAP tax rate assumed to be 22.5%. No material cash taxes expected given net operating loss carryforwards.
•Raising non-GAAP EPS range to $1.28 to $1.30 based on 93.0 to 93.5 million fully diluted shares. This is up from our prior range of $1.24 to $1.27 based on 93.5 to 94.0 million fully diluted shares.
•Share-based compensation range of $390 to $400 million, amortization of debt discount and issuance costs of $64 million, amortization of acquisition intangibles of $48 million, and acquisition related and other matters of approximately $0.9 million.
Third Quarter 2021 Guidance:
•Total revenue range of $390.5 to $393.5 million, representing annual growth of 29% to 30%.
•Subscriptions revenue range of $363 to $365 million, representing annual growth of 30% to 31%.
•GAAP operating margin range of (22.1%) to (20.4%).
•Non-GAAP operating margin range of 10.2% to 10.3%.
•Non-GAAP tax rate assumed to be 22.5%. No material cash taxes expected given net operating loss carryforwards.
•Non-GAAP EPS range of $0.33 to $0.34 based on 93.5 million fully diluted shares.
•Share-based compensation range of $109 to $114 million, amortization of debt discount and issuance costs of $16 million, and amortization of acquisition intangibles of $12 million.
For a reconciliation of our forecasted non-GAAP operating margin, see “Reconciliation of Forecasted Operating Margin GAAP Measures to Non-GAAP Measures.” We have not reconciled our forecasted non-GAAP EPS to its respective forecasted GAAP measure because we do not provide guidance on it. We do not provide guidance on forecasted GAAP EPS because of the inherent uncertainty and complexity involved in forecasting the intercompany remeasurement gain (loss), gain (loss) associated with investments, gain (loss) on early debt conversions, and provision (benefit) from income taxes, which could be significant reconciling items between the non-GAAP and respective GAAP measures. The intercompany remeasurement gain (loss) is affected by the movement in various exchange rates relative to the U.S. Dollar, which is difficult to predict and subject to constant change. We do not provide guidance on gain (loss) associated with investments as it is based on future share prices, which are difficult to predict and subject to inherent uncertainties. We do not provide guidance on gain (loss) on debt early conversions as it is based on future conversion requests, future share prices, and interest rates, which are difficult to predict and are subject to inherent uncertainties. We do not provide guidance on forecasted GAAP tax rates as we do not forecast discrete tax items as they are difficult to predict. The provision (benefit) from income taxes, excluding discrete items, is expected to have an immaterial impact to our GAAP EPS. We utilized a projected long-term tax rate in our computation of the non-GAAP income tax provision. For fiscal 2021, we have determined the projected non-GAAP tax rate to be 22.5%. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.
Conference Call Details:
•What: RingCentral financial results for the second quarter of 2021 and outlook for the third quarter and full year of 2021.
•When: Tuesday, August 3, 2021 at 2:00PM PT (5:00PM ET).
•Dial-in: To access the call in the United States, please dial (877) 705-6003, and for international callers, dial (201) 493-6725. Callers are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.

•Webcast: http://ir.ringcentral.com (live and replay).
•Replay: Following the completion of the call through 11:59 PM ET on August 10, 2021, a telephone replay will be available by dialing (844) 512-2921 from the United States or (412) 317-6671 internationally with recording access code 13721364.
Investor Presentation Details
An investor presentation providing additional information and analysis can be found at http://ir.ringcentral.com.
About RingCentral
RingCentral, Inc. (NYSE: RNG) is a leading provider of business cloud communications and contact center solutions based on its powerful Message Video Phone™  (MVP™) global platform. More flexible and cost effective than legacy on-premises PBX and video conferencing systems that it replaces, RingCentral® empowers modern mobile and distributed workforces to communicate, collaborate, and connect via any mode, any device, and any location. RingCentral offers three key products in its portfolio including RingCentral MVP™, a Unified Communications as a Service (UCaaS) platform including team messaging, video meetings, and cloud phone system; RingCentral Video®,  the company's video meetings solution with team messaging that enables Smart Video Meetings™; and RingCentral cloud Contact Center solutions. RingCentral’s open platform integrates with leading third-party business applications and enables customers to easily customize business workflows. RingCentral is headquartered in Belmont, California, and has offices around the world.
© 2021 RingCentral, Inc. All rights reserved. RingCentral, Message Video Phone,  MVP, RingCentral Office, RingCentral Video, Glip, Smart Video Meetings, and the RingCentral logo are trademarks of RingCentral, Inc.

Forward-Looking Statements
This press release contains “forward-looking statements,” including but not limited to, statements regarding our future financial results, our GAAP and non-GAAP guidance, our momentum in mid-market and enterprise, contributions from channel partners, the success of our strategic relationships, such as our relationships with Avaya, Atos, AT&T, Alcatel-Lucent Enterprise, BT, Deutsche Telekom, Telus, Verizon Business, and Vodafone Business, our expectations regarding our strategic acquisitions, our ability to expand and deepen our global distribution network, our market opportunity, our expectations around market trends, including digital transformation and hybrid workforce adoption, our expectations with respect to awareness and demand for cloud communications solutions, our ability to address business communication needs in the new work from anywhere environment, and the effects of the COVID-19 pandemic. Forward-looking statements are subject to known and unknown risks and uncertainties, and are based on assumptions that may prove to be incorrect, which could cause actual results to differ materially from those expected or implied by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are: the future effects of the COVID-19 pandemic; our ability to realize the anticipated benefits of our strategic relationships, such as our relationships with Avaya, Atos, AT&T, Alcatel-Lucent Enterprise, BT, Deutsche Telekom, Telus, Verizon Business, and Vodafone Business; our expectations regarding our strategic acquisitions; our ability to grow at our expected rate of growth; our ability to add and retain larger and enterprise customers and enter new geographies and markets; our ability to continue to release, and gain customer acceptance of, new and improved versions of our services, including RingCentral Office®, RingCentral MVP™, and RingCentral Video®; our ability to compete successfully against existing and new competitors; our ability to enter into and maintain relationships with resellers, carriers, channel partners and strategic partners; our ability to successfully and timely integrate, and realize the benefits of any significant acquisition we may make; our ability to manage our expenses and growth; and general market, political, economic, and business conditions, as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our Form 10-Q for the quarter ended March 31, 2021, filed with the Securities and Exchange Commission, and in other filings we make with the Securities and Exchange Commission from time to time.

All forward-looking statements in this press release are based on information available to RingCentral as of the date hereof, and we undertake no obligation to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.
Non-GAAP Financial Measures
Our reported financial results and financial outlook include certain Non-GAAP financial measures, including Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP income (loss) from operations, Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share, Non-GAAP net cash provided by (used in) operating activities, and Non-GAAP free cash flow. Non-GAAP subscriptions gross margin is defined as Non-GAAP subscriptions gross profit divided by GAAP subscriptions revenue. Non-GAAP other gross margin is defined as Non-GAAP other gross profit divided by GAAP other revenue. Non-GAAP income (loss) from operations is defined as GAAP income (loss) from operations excluding share-based compensation which includes related employer payroll taxes, amortization of acquisition intangibles, and acquisition related and other matters including transaction costs, integration costs, restructuring costs, acquisition-related retention payments, as well as changes in the fair value of contingent consideration obligations and certain litigation related costs. Non-GAAP operating margin is defined as Non-GAAP income (loss) from operations divided by total GAAP revenue. Non-GAAP net income (loss) is defined as GAAP net income (loss) excluding share-based compensation which includes related employer payroll taxes, intercompany remeasurement gains or losses, acquisition related and other matters, amortization of acquisition intangibles, non-cash interest expense associated with amortization of debt discount and issuance costs related to our convertible senior notes, gain (loss) associated with investments, loss on early extinguishment of debt, tax benefit from release of valuation allowance, and the related income tax effect of these adjustments.
Non-GAAP diluted shares outstanding include the impact on shares used in per share calculations of our outstanding capped call transactions. Our outstanding capped call transactions are anti-dilutive in GAAP earnings per share but are expected to mitigate the dilutive effect of our convertible notes and therefore are included in the calculations of non-GAAP diluted shares outstanding.
Non-GAAP net cash provided by (used in) operating activities is defined as net cash provided by (used in) operating activities plus cash paid for repayments of convertible senior notes attributable to debt discount and cash paid for strategic partnerships. Non-GAAP free cash flow is defined as Non-GAAP net cash provided by (used in) operating activities reduced by purchases of property and equipment and capitalized internal-use software. We believe information regarding free cash flow provides useful information to investors in understanding and evaluating the strength of liquidity and available cash.
We have included Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP income (loss) from operations, Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share, Non-GAAP net cash provided by (used in) operating activities, and Non-GAAP free cash flow in this press release because they are key measures used by us to understand and evaluate our operating performance and trends, to prepare and approve our annual budget, and to develop short and long-term operational plans. In particular, the exclusion of certain expenses and cash flow items in calculating Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP income (loss) from operations, Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share, Non-GAAP net cash provided by (used in) operating activities, and Non-GAAP free cash flow provide useful measure for period-to-period comparisons of our business.
Although Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP income (loss) from operations, Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share, Non-GAAP net cash provided by (used in) operating activities, and Non-GAAP free cash flow are frequently used by investors in their evaluations of companies, these non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Because of these limitations, these non-GAAP financial measures should be considered alongside other financial performance measures.

Reconciliations of the Company’s non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release.
Other Measures
Our reported results also include our annualized exit monthly recurring subscriptions, RingCentral Office® annualized exit monthly recurring subscriptions, mid-market and enterprise annualized exit monthly recurring subscriptions, enterprise annualized exit monthly recurring subscriptions, channel Office partner annualized exit monthly recurring subscriptions, direct and partner Office annualized exit monthly recurring subscriptions, and net monthly subscriptions dollar retention. We define our annualized exit monthly recurring subscriptions as our monthly recurring subscriptions multiplied by 12. Our monthly recurring subscriptions equal the monthly value of all customer recurring charges contracted at the end of a given month. We believe this metric is a leading indicator of our anticipated subscriptions revenue. We calculate our RingCentral Office® annualized exit monthly recurring subscriptions in the same manner as we calculate our annualized exit monthly recurring subscriptions, except that only customer subscriptions from RingCentral Office® and RingCentral customer engagement solutions customers are included when determining monthly recurring subscriptions for the purposes of calculating this key business metric. We calculate mid-market and enterprise annualized exit monthly recurring subscriptions in the same manner as we calculate our RingCentral Office® annualized exit monthly recurring subscriptions, except that only customer subscriptions from customers generating $25,000 or more in annual recurring revenue are included. We calculate enterprise annualized exit monthly recurring subscriptions in the same manner as we calculate our RingCentral Office® annualized exit monthly recurring subscriptions, except that only customer subscriptions from customers generating $100,000 or more in annual recurring revenue are included. We calculate channel Office annualized exit monthly recurring subscriptions in the same manner as we calculate our annualized exit monthly revenue subscriptions, except that only customer subscriptions generated from channel partners are included. We calculate direct and partners Office annualized exit monthly recurring subscriptions in the same manner as we calculate our annualized exit monthly revenue subscriptions, except that only customer subscriptions not generated from channel partners are included. We define dollar net change as the quotient of (i) the difference of our monthly recurring subscriptions at the end of a period minus our monthly recurring subscriptions at the beginning of a period minus our monthly recurring subscriptions at the end of the period from new customers we added during the period, (ii) all divided by the number of months in the period. We define our average monthly recurring subscriptions as the average of the monthly recurring subscriptions at the beginning and end of the measurement period.

Investor Relations Contact:
Ryan Goodman, RingCentral
(650) 918-5356
Ryan.Goodman@ringcentral.com

Media Contact:
Mariana Leventis, RingCentral
(650) 562-6545
Mariana.Leventis@ringcentral.com

TABLE 1
RINGCENTRAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	June 30, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$325,297	$639,853
Accounts receivable, net	198,880	176,034
Deferred and prepaid sales commission costs	83,192	63,726
Prepaid expenses and other current assets	40,739	46,516
Total current assets	648,108	926,129
Property and equipment, net	152,925	142,208
Operating lease right-of-use assets	48,050	51,115
Long-term investments	247,862	213,176
Deferred and prepaid sales commission costs, non-current	702,820	667,779
Goodwill	56,563	57,313
Acquired intangibles, net	104,090	118,313
Other assets	8,239	8,564
Total assets	$1,968,657	$2,184,597
Liabilities, Temporary Equity, and Stockholders' Equity
Current liabilities
Accounts payable	$56,121	$54,043
Accrued liabilities	225,088	210,654
Current portion of convertible senior notes, net	—	31,148
Deferred revenue	165,582	142,223
Total current liabilities	446,791	438,068
Convertible senior notes, net	1,366,508	1,375,320
Operating lease liabilities	34,514	38,722
Other long-term liabilities	28,557	20,241
Total liabilities	1,876,370	1,872,351

Temporary equity	—	3,787

Stockholders' equity
Common stock	9	9
Additional paid-in capital	571,121	673,950
Accumulated other comprehensive income	4,605	6,806
Accumulated deficit	(483,448)	(372,306)
Total stockholders' equity	$92,287	$308,459
Total liabilities, temporary equity and stockholders’ equity	$1,968,657	$2,184,597

TABLE 2
RINGCENTRAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues
Subscriptions	$351,203	$257,038	$676,426	$500,142
Other	28,070	20,947	55,203	45,355
Total revenues	379,273	277,985	731,629	545,497
Cost of revenues
Subscriptions	79,243	56,721	152,490	109,154
Other	25,680	19,916	49,414	40,927
Total cost of revenues	104,923	76,637	201,904	150,081
Gross profit	274,350	201,348	529,725	395,416
Operating expenses
Research and development	76,161	43,519	138,837	84,429
Sales and marketing	203,398	137,633	382,647	268,945
General and administrative	68,172	49,532	123,633	96,868
Total operating expenses	347,731	230,684	645,117	450,242
Loss from operations	(73,381)	(29,336)	(115,392)	(54,826)
Other income (expense), net
Interest expense	(15,942)	(12,598)	(32,220)	(20,100)
Other income (expense)	(21,223)	42,603	37,320	15,086
Other income (expense), net	(37,165)	30,005	5,100	(5,014)
Gain (loss) before income taxes	(110,546)	669	(110,292)	(59,840)
Provision for income taxes	410	160	850	372
Net income (loss)	$(110,956)	$509	$(111,142)	$(60,212)
Net income (loss) per common share
Basic	$(1.22)	$0.01	$(1.22)	$(0.69)
Diluted	(1.22)	0.01	(1.22)	(0.69)
Weighted-average number of shares used in computing net income (loss) per share
Basic	91,181	88,254	90,909	87,797
Diluted	91,181	94,145	90,909	87,797

TABLE 3
RINGCENTRAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities
Net loss	$(111,142)	$(60,212)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	50,724	34,500
Share-based compensation	150,323	85,844
Amortization of deferred and prepaid sales commission costs	33,398	20,659
Amortization of debt discount and issuance costs	32,082	20,018
Loss on early extinguishment of debt	1,736	7,207
Repayment of convertible senior notes attributable to debt discount	(10,131)	(14,230)
Reduction of operating lease right-of-use assets	8,778	7,754
Unrealized gain on investments	(34,361)	(17,149)
Provision for bad debt	3,743	3,071
Other	70	259
Changes in assets and liabilities:
Accounts receivable	(26,589)	(15,398)
Deferred and prepaid sales commission costs	(86,378)	(53,316)
Prepaid expenses and other assets	6,562	(13,834)
Accounts payable	3,490	(973)
Accrued and other liabilities	24,912	28,089
Deferred revenue	23,359	15,142
Operating lease liabilities	(9,105)	(7,322)
Net cash provided by operating activities	61,471	40,109
Cash flows from investing activities
Purchases of property and equipment	(14,385)	(15,581)
Capitalized internal-use software	(19,600)	(17,021)
Purchases of intangible assets and long-term investments	(9,623)	—
Net cash used in investing activities	(43,608)	(32,602)
Cash flows from financing activities
Proceeds from issuance of convertible senior notes, net of issuance costs	—	986,508
Payments for repurchase or redemption of convertible senior notes	(333,632)	(501,039)
Payments for capped calls and transaction costs	—	(60,900)
Proceeds from issuance of stock in connection with stock plans	18,857	21,604
Payments for taxes related to net share settlement of equity awards	(11,566)	(18,603)
Payment for contingent consideration for business acquisition	(3,600)	(3,548)
Repayment of financing obligations	(2,295)	(943)
Net cash provided by (used in) financing activities	(332,236)	423,079
Effect of exchange rate changes	(183)	(436)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(314,556)	430,150
Cash, cash equivalents, and restricted cash
Beginning of period	639,853	343,606
End of period	$325,297	$773,756

TABLE 4
RINGCENTRAL, INC.
RECONCILIATION OF OPERATING INCOME (LOSS)
GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues
Subscriptions	$351,203	$257,038	$676,426	$500,142
Other	28,070	20,947	55,203	45,355
Total revenues	379,273	277,985	731,629	545,497
Cost of revenues reconciliation
GAAP Subscriptions cost of revenues	79,243	56,721	152,490	109,154
Share-based compensation	(5,853)	(2,676)	(9,831)	(4,752)
Amortization of acquisition intangibles	(11,002)	(7,672)	(21,620)	(15,373)
Non-GAAP Subscriptions cost of revenues	62,388	46,373	121,039	89,029

GAAP Other cost of revenues	25,680	19,916	49,414	40,927
Share-based compensation	(2,347)	(1,170)	(4,003)	(1,820)
Non-GAAP Other cost of revenues	23,333	18,746	45,411	39,107
Gross profit and gross margin reconciliation
Non-GAAP Subscriptions	82.2%	82.0%	82.1%	82.2%
Non-GAAP Other	16.9%	10.5%	17.7%	13.8%
Non-GAAP Gross profit	77.4%	76.6%	77.2%	76.5%
Operating expenses reconciliation
GAAP Research and development	76,161	43,519	138,837	84,429
Share-based compensation	(22,380)	(9,772)	(37,029)	(17,239)
Non-GAAP Research and development	53,781	33,747	101,808	67,190
As a % of total revenues non-GAAP	14.2%	12.1%	13.9%	12.3%

GAAP Sales and marketing	203,398	137,633	382,647	268,945
Share-based compensation	(38,618)	(16,322)	(63,385)	(27,613)
Amortization of acquisition intangibles	(971)	(929)	(1,941)	(1,860)
Acquisition related and other matters	—	—	—	4
Non-GAAP Sales and marketing	163,809	120,382	317,321	239,476
As a % of total revenues non-GAAP	43.2%	43.3%	43.4%	43.9%

GAAP General and administrative	68,172	49,532	123,633	96,868
Share-based compensation	(30,502)	(19,315)	(47,945)	(34,420)
Acquisition related and other matters	(499)	(293)	(937)	(2,156)
Non-GAAP General and administrative	37,171	29,924	74,751	60,292
As a % of total revenues non-GAAP	9.8%	10.8%	10.2%	11.1%
Income (loss) from operations reconciliation
GAAP loss from operations	(73,381)	(29,336)	(115,392)	(54,826)
Share-based compensation	99,700	49,255	162,193	85,844
Amortization of acquisition intangibles	11,973	8,601	23,561	17,233
Acquisition related and other matters	499	293	937	2,152
Non-GAAP Income from operations	38,791	28,813	71,299	50,403
Non-GAAP Operating margin	10.2%	10.4%	9.7%	9.2%

TABLE 5
RINGCENTRAL, INC.
RECONCILIATION OF NET INCOME (LOSS)
GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except per share data) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net income (loss) reconciliation
GAAP net income (loss)	$(110,956)	$509	$(111,142)	$(60,212)
Share-based compensation	99,700	49,255	162,193	85,844
Amortization of acquisition intangibles	11,973	8,601	23,561	17,233
Acquisition related and other matters	499	293	937	2,152
Amortization of debt discount and issuance costs	15,882	12,566	32,082	20,018
Loss (gain) associated with investments	20,138	(41,506)	(39,459)	(21,358)
Loss (gain) on early extinguishment of debt	1,078	(43)	1,736	7,207
Intercompany remeasurement loss (gain)	75	(360)	810	538
Income tax expense effects	(8,320)	(6,473)	(15,253)	(11,282)
Non-GAAP net income	$30,069	$22,842	$55,465	$40,140
Reconciliation between GAAP and non-GAAP weighted average shares used in computing basic and diluted net income (loss) per common share:
Weighted average number of shares used in computing basic net income (loss) per share	91,181	88,254	90,909	87,797
Effect of dilutive securities	—	5,891	—	—
GAAP weighted average shares used in computing GAAP diluted net income (loss) per share	91,181	94,145	90,909	87,797
Effect of dilutive securities	1,714	(839)	2,032	4,990
Non-GAAP weighted average shares used in computing non-GAAP diluted net income per share	92,895	93,306	92,941	92,787

Diluted net income (loss) per share
GAAP net (loss) income per share	$(1.22)	$0.01	$(1.22)	$(0.69)
Non-GAAP net income per share	$0.32	$0.24	$0.60	$0.43

TABLE 6
RINGCENTRAL, INC.
RECONCILIATION OF CASH FLOWS FROM OPERATING ACTIVITIES
GAAP MEASURES TO NON-GAAP FREE CASH FLOW MEASURES
(Unaudited, in thousands)

	Six Months Ended June 30,
	2021	2020
Net cash provided by operating activities	$61,471	$40,109
Repayment of convertible senior notes attributable to debt discount	10,131	14,230
Non-GAAP net cash provided by operating activities	71,602	54,339
Purchases of property and equipment	(14,385)	(15,581)
Capitalized internal-use software	(19,600)	(17,021)
Non-GAAP free cash flow	$37,617	$21,737

TABLE 7
RINGCENTRAL, INC.
RECONCILIATION OF FORECASTED OPERATING MARGIN
GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited, in millions)

	Q3 2021		FY 2021
	Low Range	High Range	Low Range	High Range
GAAP revenues	390.5	393.5	1,539.0	1,545.0

GAAP loss from operations	(86.2)	(80.5)	(295.0)	(282.9)
GAAP operating margin	(22.1%)	(20.4%)	(19.2%)	(18.3%)
Share-based compensation	114.0	109.0	400.0	390.0
Amortization of acquisition intangibles	12.0	12.0	48.0	48.0
Acquisition related and other matters	—	—	0.9	0.9
Non-GAAP income from operations	39.8	40.5	153.9	156.0
Non-GAAP operating margin	10.2%	10.3%	10.0%	10.1%